UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 26, 2018, BGC Partners, Inc. (“BGC” or the “Company”) and Newmark Group, Inc. (“Newmark”) issued a joint press release announcing the matters described in Item 8.01. Also in the press release, BGC announced that it has updated its consolidated outlook for the third quarter of 2018 and Newmark announced that it has reaffirmed the entirety of its outlook for the full year 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In the press release, BGC and Newmark use updated non-GAAP financial measures. The updated non-GAAP financial measures for BGC are included under the heading “BGC Non-GAAP Financial Measures” below and the updated non-GAAP financial measures for Newmark are included under the heading “Newmark Non-GAAP Financial Measures” in the Newmark 8-K as of the same date.

Item 8.01.	Other Events.

The Transactions

On September 26, 2018, Newmark announced that it had entered into certain transactions related to the monetization of certain shares of Nasdaq, Inc. (“Nasdaq”) common stock (“Nasdaq Shares”) it expects to receive in 2021 and 2022 as described below (the “September Transaction”). The September Transaction is similar in form to the prior monetization transaction with respect to the Nasdaq Shares that Newmark expects to receive in 2019 and 2020, which closed on June 19, 2018 (the “June Transaction” and, together with the September Transaction, the “Transactions”). Newmark received $113.2 million of cash in the third quarter of 2018 with respect to the September Transaction.

In connection with the September Transaction, Newmark Partners, L.P. (“Newmark OpCo”), the principal operating subsidiary of Newmark, issued two additional new series of exchangeable preferred limited partnership units (the “Newmark OpCo EPUs”) to Royal Bank of Canada (“RBC”) for an aggregate amount of approximately $150 million in cash (the “Newmark OpCo Preferred Investment”). Concurrently therewith, Newmark SPV I, LLC, a Delaware limited liability company formed in connection with the June Transaction and a direct, wholly owned subsidiary of Newmark OpCo (“Newmark SPV”), entered into two supplemental variable postpaid forward transactions (together, the “Forward”) pursuant to the existing Variable Postpaid Forward Transaction Confirmation Agreement (such agreement, as supplemented from time to time, the “Confirmation Agreement”) executed with RBC in connection with the June Transaction, involving up to an aggregate of 1,984,494 Nasdaq Shares which are expected to be received by Newmark SPV in the fourth quarter of each of 2021 and 2022, as further described below.

As partial consideration for the sale of eSpeed, Inc. to Nasdaq on June 28, 2013, BGC, the parent company of Newmark, acquired the right to receive up to 14,883,705 Nasdaq Shares, payable ratably through 2027 in the fourth quarter of each year provided that Nasdaq produces at least $25 million in gross revenues for the applicable year (the “Nasdaq Earn-out”). Nasdaq has recorded more than $2.4 billion in gross revenues for each of the past 11 calendar years and generated gross revenues of approximately $4.0 billion in 2017. In connection with the separation of Newmark from BGC in December 2017, the Nasdaq Earn-out was transferred to Newmark OpCo. As a result, Newmark OpCo is entitled to receive the remaining approximately 9.9 million Nasdaq Shares pursuant to the Nasdaq Earn-out, which have an aggregate value of approximately $870 million based on the closing price of Nasdaq Shares on September 25, 2018. In connection with the June Transaction, Newmark OpCo assigned to Newmark SPV its right to receive the Nasdaq Shares pursuant to the Nasdaq Earn-out for the 2019 and 2020 calendar years, which included an aggregate of 1,984,494 Nasdaq Shares, subject to certain conditions and adjustments. In connection with the September Transaction, Newmark OpCo has additionally assigned to Newmark SPV its right to receive the Nasdaq Shares pursuant to the Nasdaq Earn-out for the 2021 and 2022 calendar years, which include an aggregate of 1,984,494 Nasdaq Shares, subject to certain conditions and adjustments. Newmark OpCo will retain the right to receive the remaining Nasdaq Shares pursuant to the Nasdaq Earn-out that were not assigned to Newmark SPV.

The Transactions enable Newmark to monetize the Nasdaq Earn-out for each of the 2019, 2020, 2021 and 2022 calendar years by issuing the Newmark OpCo EPUs for cash. In connection with the September Transaction, Newmark SPV will deliver a certain number of Nasdaq Shares in exchange for such Newmark OpCo EPUs as settlement of the Forward in 2021 and 2022 (subject to Newmark SPV’s ability to elect certain alternative settlement methods). Additionally, the Forward contains provisions the economic effect of which is equivalent to Newmark SPV purchasing two at-the-money put options with respect to the Nasdaq Shares, which will provide economic protection in the event the Nasdaq Shares decline in value while enabling Newmark to retain any increase in the value of the Nasdaq Shares as fewer Nasdaq Shares will be deliverable to RBC should the value of the Nasdaq Shares rise above the reference price. The Transactions enable Newmark to generate immediate liquidity and recognize permanent equity capital on its balance sheet without expected dilution to Newmark’s stockholders.

In connection with the September Transaction, Newmark and/or its subsidiaries entered into the following agreements:

(a)

Newmark SPV entered into two Supplemental Confirmation Agreements with RBC with respect to the Forward (the “Confirmation Agreement Supplements”), referencing the Nasdaq Shares deliverable to Newmark SPV pursuant to the Nasdaq Earn-out for the 2021 and 2022 calendar years in connection with the September Transaction. Under the Confirmation Agreement (as supplemented by the Confirmation Agreement Supplements), each party has the right to trigger settlement of the Forward at any time during each one-year period commencing on November 30 of the applicable year. Once settlement is triggered, absent contrary election by Newmark SPV, RBC will deliver the applicable series of Newmark OpCo EPUs to Newmark SPV, and Newmark SPV will deliver a number of Nasdaq Shares calculated based on the volume weighted average price (“VWAP”) of Nasdaq Shares for each of 10 trading days prior to trade settlement date using $87.68 as the reference Nasdaq Share price. On each trade settlement date, if the Nasdaq Share price has fallen below the reference price, Newmark SPV delivers a maximum of 992,247 Nasdaq Shares for the applicable tranche and thus the value of the delivered Nasdaq Shares falls with the Nasdaq Share price, and if the Nasdaq Share price has increased above the reference price, Newmark SPV delivers a number of Nasdaq Shares equal to the fully accreted value of the applicable series of Newmark OpCo EPUs, which will always be less than the 992,247 Nasdaq Shares receivable by Newmark SPV from Nasdaq with respect to the applicable tranche and thus the value of the Nasdaq Shares retained by Newmark SPV increases as the Nasdaq Share price increases. Although Newmark presently anticipates utilizing the foregoing settlement method, Newmark SPV has the right to elect to receive cash in lieu of the Newmark OpCo EPUs and/or to deliver Newmark Class A common stock, par value $0.01 per share (the “Newmark Common Stock”), in lieu of Nasdaq Shares. The terms of the Forward may be adjusted, and the Forward terminated, in certain circumstances based on Nasdaq corporate actions and other events such as mergers, nationalization and delisting. The Forward also contains certain other customary representations, warranties, covenants, events of default and termination rights. As previously disclosed, additional forward transactions referencing Nasdaq Shares may be entered into pursuant to the Confirmation Agreement on economic terms agreed at the time any such additional transaction is entered into.

(b)

Newmark OpCo amended and restated its limited partnership agreement (the “Third A&R Limited Partnership Agreement”). Pursuant to the Third A&R Limited Partnership Agreement, two additional series of Newmark OpCo EPUs were authorized and designated as “Series C EPUs” and “Series D EPUs”, which may be exchanged at the election of either Newmark OpCo or the holders of such Newmark OpCo EPUs for up to a maximum of 13.5 million shares of Newmark Common Stock, based on a price of $11.08 per share, subject to certain conditions, including Newmark’s consolidated revenues exceeding $500 million in the third quarter of 2021 or $525 million in the third quarter of 2022, respectively. Newmark does not presently anticipate that such election will be exercised by Newmark or the holders of the Newmark OpCo EPUs. The holders of Newmark OpCo EPUs are not allocated any gains or losses for tax purposes and are not entitled to regular distributions. The Newmark OpCo EPUs were issued to RBC pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Cantor Fitzgerald & Co. will receive an advisory fee in connection with the Transactions.

(c)

Newmark, Newmark OpCo and RBC entered into a 2018-2 Parent Agreement (the “Parent Agreement”), pursuant to which Newmark and Newmark OpCo, among other things, have agreed to observe certain separateness covenants relating to Newmark SPV and provide a limited guaranty in respect of certain delivery obligations of Newmark SPV under the Forward. The assets and liabilities of Newmark SPV are legally separate from other assets and liabilities of Newmark, Newmark OpCo and its affiliates. The assets of Newmark SPV will not be available to its stockholders until the claims of its creditors have been paid.

The foregoing descriptions of the Confirmation Agreement, the Confirmation Agreement Supplements, the Third A&R Limited Partnership Agreement, and the Parent Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Repayment of Converted Term Loan

As previously disclosed, on November 22, 2017, BGC and Newmark entered into an amendment to the unsecured senior revolving credit agreement (the “Credit Agreement”), dated as of September 8, 2017, with Bank of America, N.A., as administrative agent, and a syndicate of lenders, pursuant to which the outstanding balance of revolving loans under the Credit Agreement totaling $400 million was converted to a term loan (the “Converted Term Loan”) and assumed by Newmark. Newmark is required to and, as in the case with the June Transaction, has used the net proceeds from the Newmark OpCo Preferred Investment to repay approximately $113 million of the outstanding principal amount under the Converted Term Loan, which amount then became available for BGC to draw upon under its revolving credit facility under the Credit Agreement. After such repayment, approximately $134 million of the Converted Term Loan remains outstanding.

BGC Non-GAAP Financial Measures

In the press release, BGC uses non-GAAP financial measures, including, but not limited to, “Adjusted Earnings”, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings,” which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.

As compared with “income (loss) from operations before income taxes”, and “net income (loss) per for fully diluted share,” all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC.

Adjustments Made to Calculate BGC’s Pre-Tax Adjusted Earnings

Newmark defines pre-tax Adjusted Earnings as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries, excluding certain items such as:

•

The impact of any unrealized non-cash mark-to-market gains or losses on “other income (loss)” related to the variable share forward agreements with respect to BGC’s expected receipt of the Nasdaq payments in 2019, 2020, 2021 and 2022;

•	Non-cash asset impairment charges, if any;

•	Allocations of net income to limited partnership units;

•	Non-cash charges related to the amortization of intangibles with respect to acquisitions; and

•

Non-cash charges relating to grants of exchangeability to limited partnership units that reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP.

Virtually all of BGC’s executives and producers have partnership or equity stakes in the Company and receive deferred equity or limited partnership units as part of their compensation. A significant percentage of the Company’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units and grants exchangeability to unit holders to provide liquidity to its employees, to align the interests of the its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

When the Company issues limited partnership units, the shares of common stock into which the units can be ultimately exchanged are included in BGC’s fully diluted share count for Adjusted Earnings at the beginning of the subsequent quarter after the date of grant. Newmark includes such shares in the Company’s fully diluted share count when the unit is granted because the unit holder is expected to be paid a pro-rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share and because the holder could be granted the ability to exchange their units into shares of common stock in the future. Non-cash charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of non-cash charges relating to grants of exchangeability the Company uses to calculate pre-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings”.

Adjusted Earnings also excludes non-cash GAAP gains attributable to originated mortgage servicing rights (which the Company refers to as “OMSRs”) and non-cash GAAP amortization of mortgage servicing rights (which the Company refers to as “MSRs”). Under GAAP, the Company recognizes OMSRs gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. Subsequent to the initial recognition at fair value, MSRs are carried at the lower of amortized cost or fair value and amortized in proportion to the net servicing revenue expected to be earned. However, it is expected that any cash received with respect to these servicing rights, net of associated expenses, will increase Adjusted Earnings (and Adjusted EBITDA) in future periods.

Additionally, Adjusted Earnings calculations exclude certain unusual, one-time, non-ordinary or non-recurring items, if any. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing operations of BGC. BGC’s definition of Adjusted Earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. Management believes that excluding such gains and charges also best reflects the ongoing performance of BGC.

Adjustments Made to Calculate BGC’s Post-Tax Adjusted Earnings

Because Adjusted Earnings are calculated on a pre-tax basis, BGC also intends to report post-tax Adjusted Earnings on a consolidated basis. The Company defines post-tax Adjusted Earnings as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and Adjusted Earnings attributable to noncontrolling interest in subsidiaries.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability to limited partnership units during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include non-cash charges with respect to grants of exchangeability,; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; certain charges related to tax goodwill amortization; and deductions with respect to charitable contributions. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these previously described adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates. This amount is the Company’s non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of non-cash charges relating to the grants of exchangeability to limited partnership units. Because the non-cash charges relating to the grants of exchangeability are deductible in accordance with applicable tax laws, increases in exchangeability have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.

Management uses post-tax Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Adjusted Earnings Attributable to BGC’s Noncontrolling Interest in Subsidiaries

Adjusted Earnings attributable to noncontrolling interest in subsidiaries is calculated based on the relevant noncontrolling interest existing on the balance sheet date. Until the proposed spin-off of Newmark occurs, noncontrolling interest will reflect the allocation of income to Newmark’s public shareholders and the pro-rata ownership of certain shares and/or units of BGC and Newmark.

Calculations of BGC’s Pre-Tax and Post-Tax Adjusted Earnings per Common Share

BGC’s Adjusted Earnings per common share calculations assume either that:

•	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax.

The share count for Adjusted Earnings excludes certain shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s common stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per common share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of post-tax Adjusted Earnings per common share count. The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its board of directors.

Other Matters with Respect to BGC’s Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of Newmark’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that Adjusted Earnings measures and the GAAP measures of financial performance should be considered together.

BGC anticipates providing forward-looking guidance for GAAP revenues and for certain Adjusted Earnings measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless BGC makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

•	Allocations of net income and grants of exchangeability to limited partnership units, which are determined at the discretion of management throughout and up to the period-end;

•

The impact of certain marketable securities, as well as any gains or losses related to associated mark-to-market movements and/or hedging including with respect to the Nasdaq Forwards. These items are calculated using period-end closing prices;

•	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and

•	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

See the sections of BGC’s most recent financial results press release titled “Reconciliation of GAAP income (loss) to Adjusted Earnings” and “Differences between Consolidated Results for Adjusted Earnings and GAAP” for more information on BGC’s non-GAAP results.

BGC’s Adjusted EBITDA and Adjusted EBITDA Before Allocations to Units Defined

BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:

•	Interest expense;

•	Fixed asset depreciation and intangible asset amortization;

•	Impairment charges;

•	Employee loan amortization and reserves on employee loans;

•	Provision (benefit) for income taxes;

•	Net income (loss) attributable to noncontrolling interest in subsidiaries;

•	Non-cash charges relating to grants of exchangeability to limited partnership interests;

•	Non-cash charges related to issuance of restricted shares;

•	Non-cash earnings or losses related to BGC’s equity investments; and

•	Net non-cash GAAP gains related to OMSR gains and MSR amortization.

The Company also discloses “Adjusted EBITDA before allocations to units”, which is Adjusted EBITDA excluding GAAP charges with respect to allocations of net income to limited partnership units. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are in the fully diluted share count, and are exchangeable on a one-to-one basis into common stock. As these units are exchanged into common shares, unit holders become entitled to cash dividends rather than cash distributions. The Company views such allocations as intellectually similar to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded by investors when analyzing BGC’s results on a fully diluted share basis with respect to Adjusted EBITDA.

The Company’s management believes that these Adjusted EBITDA measures are useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses these measures to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.

Since these Adjusted EBITDA measures are not recognized measurements under GAAP, investors should use these measures in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of these Adjusted EBITDA measures are may not be comparable to similarly titled measures of other companies. Furthermore, these Adjusted EBITDA measures are not intended to be a measure of free cash flow or GAAP cash flow from operations, because these Adjusted EBITDA measures do not consider certain cash requirements, such as tax and debt service payments.

Discussion of Forward-Looking Statements

Statements contained or incorporated by reference herein regarding BGC, Newmark, Newmark OpCo, Newmark SPV, the Newmark OpCo Preferred Investment, the Forward or BGC’s non-GAAP financial measures that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Item 9.01.	Financial Statement and Exhibits.(d) Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Variable Postpaid Forward Transaction Confirmation Agreement by and between Newmark SPV I, LLC and Royal Bank of Canada, dated as of June 18, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 20, 2018)

10.2	Variable Postpaid Forward Transaction Supplemental Confirmation Agreements by and between Newmark SPV I, LLC and Royal Bank of Canada, dated as of September 25, 2018

10.3	Third Amended and Restated Agreement of Limited Partnership of Newmark Partners, L.P., dated as of September 26, 2018

10.4	2018-2 Parent Agreement by and among Newmark Partners, L.P., Newmark Group, Inc. and Royal Bank of Canada, dated as of September 25, 2018

99.1	Newmark Group, Inc. and BGC Partners, Inc. Joint Press Release, dated September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: September 28, 2018	By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick
Title: Chairman of the Board and Chief Executive Officer

[Signature Page to Form 8-K, dated September 25, 2018, regarding updated Outlook and Nasdaq share transactions]